________________________________________________________________________________
                       Supplement Dated January 22, 2001*
________________________________________________________________________________
                to the Following Prospectuses Dated May 1, 2000:

           AEL Personal Portfolio Plus2, AEL Personal Portfolio Plus,
                      AEL Personal PortfolioSM (37301 K),
          American Express Galaxy Premier Variable AnnuitySM (45211 A),
          American Express New Solutions Variable AnnuitySM (240355 A),
             American Express Pinnacle Variable AnnuitySM (44179 C),
             American Express Signature Variable AnnuitySM (43444C),
          American Express Signature One Variable AnnuitySM (240192 C),
               Wells Fargo AdvantageSM Variable Annuity (44223 C),
         and Wells Fargo AdvantageSM Builder Variable Annuity (44224 C)



The annual contract administrative charge is waived for the life of the contract on all qualified annuities applications dated from February 1, 2001 to April 30, 2001. Qualified annuities are defined in the "Key Terms" section of your prospectus.


*37301-21 A (01/01)
Valid until April 30, 2001